                                                                   EXHIBIT 10.26

                             SEVERANCE AGREEMENT AND
                          GENERAL RELEASE OF ALL CLAIMS

      By the terms of this Severance Agreement and General Release of all Claims ("RELEASE") and in consideration of the promises made herein and for good and valuable consideration described below, intending to be legally bound, the undersigned DEVAUGHN D. SEARSON ("SEARSON"), on behalf of himself, his heirs, executors, administrators, and assigns, does hereby fully release, acquit and discharge, separately and jointly, MTS, INCORPORATED dba TOWER RECORDS, as well as its officers, directors, shareholders, managers, agents, employees, heirs, affiliates, parent companies, subsidiaries, joint ventures, successors, assigns and all other persons and associations (also referred to as "COMPANY"), from any and all claims, demands, suits, losses, contracts, liabilities, obligations and causes of action, known or unknown, whether in law or in equity, including but not limited to claims for discrimination under the Fair Employment and Housing Act, Title VII of the Civil Rights Act of 1964, and the Age Discrimination in Employment Act (ADEA), claims under the Worker Adjustment and Retraining Notification (WARN) Act, wrongful termination, claims under any provision of the California Labor Code, breach of contract, breach of public policy, physical or mental harm or distress or any other claims, which now exist or may arise from any matter, fact, circumstance, happening or thing whatsoever, occurring or failing to occur prior to the execution of this RELEASE, relating to or in any connection with SEARSON'S employment with COMPANY (collectively "Claims") to the full extent permitted by law.

      1. Consideration

      (a) In consideration for the execution of this RELEASE, COMPANY agrees to pay SEARSON the total sum of six hundred forty eight thousand five hundred and ten dollars ($648,510.00), which amount shall be paid in equal biweekly installments, less applicable payroll deductions, over twenty (20) months beginning with the next scheduled payroll date that is ten (10) calendar days after the COMPANY receives the executed RELEASE.


                                     - 1 -
                                                         EMPLOYEE'S INITIALS ___

      (b) As further consideration for this RELEASE, COMPANY agrees to forgive all merchandise debt or other personal loans extended by COMPANY to SEARSON as of November 11, 2002 (totally $584.00), provided that SEARSON is responsible for all tax withholding and tax liability resulting from such debt and loan forgiveness.

      (c) As further consideration for this RELEASE, COMPANY agrees to pay continuation of Company provided Health Insurance (medical, dental, vision) coverage for SEARSON and his dependents for eighteen (18) months, beginning the first date of the first month following the Termination Date (defined below) as long as SEARSON elects COBRA continuation coverage and as long as COMPANY continues providing this coverage to its employees. The necessary forms for COBRA continuation coverage will be provided by MTS' Human Resources department as required by law.

      (d) COMPANY further agrees to pay up to five thousand ($5,000) dollars for SEARSON's attorneys' fees in reviewing this RELEASE. COMPANY will pay these fees to Murphy Austin Adams & Schoenfeld LLP within 30 days after the bills are submitted to MTS. Privileged information may be redacted on bills.

      (e) COMPANY agrees that SEARSON and his wife may receive employee discounts (to the extent that employees continue to receive said discounts) with COMPANY for life, not to exceed one thousand ($1,000) dollars of discounted merchandise purchased per calendar year. SEARSON agrees to monitor the purchases made by himself and his wife to ensure that no more than one thousand ($1,000) dollars of discounted merchandise is purchased in any given calendar year.

      (f) The parties agree that the compensation to be paid pursuant to section 1 of this RELEASE is specifically paid and designated to compensate SEARSON fully and totally for his release of any and all known and unknown CLAIMS arising from or associated with his employment or the separation of his employment with COMPANY, except for vested benefits accrued during his employment.

      (g) COMPANY makes no representations as to the taxable status of the consideration paid pursuant to this RELEASE. If at some future date it should be determined by any taxing entity that some


                                     - 2 -
                                                         EMPLOYEE'S INITIALS ___
portion or all of the amount referenced above should be treated differently, SEARSON agrees to be solely responsible for characterizing, allocating and reporting to taxing agencies the consideration stated herein, and for paying any taxes, assessments, charges or penalties that may be attributable to the consideration.

      (h) SEARSON and COMPANY agree that this RELEASE shall not be construed as a waiver of any rights SEARSON may have under section 2802 of the California Labor Code for indemnification if SEARSON is subject to a third-party claim made arising out of conduct he engaged in within the course of his employment, including any conduct he engaged in within the course and scope of his duties as an officer and director for COMPANY.

      2. SEARSON hereby expressly acknowledges that his employment relationship with COMPANY terminated effective November 7, 2002 ("Termination Date").

      3. SEARSON acknowledges that he has received payment for all wages and other compensation owed to him through the Termination Date, including compensation for all accrued, unused vacation or other paid time off to which he is entitled, except for his pro-rata bonus payment. SEARSON and COMPANY agree that COMPANY shall pay SEARSON (1) his pro rata bonus payment of eighty-six thousand three hundred and one dollars and thirty six cents ($86,301.36) less appropriate deductions, and (2) a check for twenty-two thousand one hundred and sixteen dollars and no cents ($22,116) less appropriate deductions, representing his communicated but unpaid annual raise of $25,000 for the period of employment in 2002 (46 of 52 weeks). Payment on these items will be made in 2003, but no later than January 31, 2003.

      4. SEARSON covenants that at no time subsequent to the execution of this RELEASE will he file or maintain, or cause or permit the filing or maintenance of, in any state, federal or foreign court, or before any local, state, or federal administrative agency, or any other tribunal, a lawsuit of any kind, nature and character whatsoever, which he may have, has ever had, or may in the future have against COMPANY which is based in whole or in part on any matter relating to or in any connection with his employment with COMPANY, except for vested benefits accrued during his employment.


                                     - 3 -
                                                         EMPLOYEE'S INITIALS ___

      5. SEARSON further expressly acknowledges that in executing this RELEASE he is waiving both known CLAIMS, as well as claims that he does not know about. SEARSON expressly acknowledges that this RELEASE constitutes a waiver of all claims of any kind, whether known or unknown, foreseen or unforeseen, suspected or unsuspected; and in furtherance of this intention, SEARSON expressly waives and relinquishes all rights and benefits under Section 1542 of the California Civil Code which provides:

      "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

      6. This RELEASE does not constitute an admission of liability or wrongdoing. Neither the execution and delivery of this RELEASE nor any payments nor the performance of any acts in connection therewith shall be construed at any time or place to be an admission by COMPANY that they at any time performed or failed to perform any act, which performance or failure to perform was or is in violation of the rights of SEARSON and/or which performance or failure to perform gives rise to any valid claim for damages or any other relief whatsoever.

      7. SEARSON represents that he has returned to the COMPANY, all COMPANY files, memoranda, documents, records, tapes, computer disks, computers, copies of the above items, credit cards, keys, and any other COMPANY property in SEARSON'S possession except for such materials that the COMPANY and SEARSON agree that SEARSON may keep ("Retained Materials"). A general description of those materials is attached hereto as Exhibit A.

      8. SEARSON agrees that he shall not disclose, provide or reveal, directly or indirectly, any confidential information, proprietary information, or trade secrets of COMPANY, and that he shall hold such information in the strictest confidence (including, but not limited to, the Retained Materials). SEARSON may only reveal such information when compelled to do so by a valid subpoena or as otherwise compelled by law, but in either case only after providing MTS INCORPORATED's Legal


                                     - 4 -
                                                         EMPLOYEE'S INITIALS ___

Department with prior written notice and opportunity to contest such subpoena or other requirement. Written notice shall be provided as soon as practicable, but in no event less than five (5) business days prior to any such disclosure or, if later, within one business day after SEARSON receives notice compelling such disclosure.

      9. Non-Disparagement - SEARSON agrees that he will not knowingly make, repeat, or authorize any statements, comments, remarks or publications of any type or of any nature which would disparage the reputation of COMPANY, or its current and former directors, officers, employees, and shareholders, or any of them, at any time now or in the future (collectively, "DISPARAGING REMARKS"). This includes but is not limited to DISPARAGING REMARKS as to any events, circumstances, occurrences, interactions, transactions, observations or dealings of any kind, at any time, involving SEARSON, COMPANY, or both.

      10. SEARSON represents and warrants that no other person had, or has, or claims any interest in the claims referred to in this RELEASE; that he has the sole right and exclusive authority to execute this RELEASE and to receive the consideration therefore; and that he has not sold, assigned, transferred, conveyed or otherwise disposed of any claim or demand relating to the CLAIMS herein.

      11. SEARSON agrees that he has and shall keep the terms of this Agreement, including the amount of consideration referred to in Paragraph 1, CONFIDENTIAL, and he promises and covenants not to disclose, publicize, or cause to be disclosed or publicized in any manner, directly or indirectly, the terms or conditions of this Agreement except (i) to his accountants, auditors, insurance agents, insurance companies or adjusters, financial advisors, attorneys, and spouse, provided SEARSON first ensures that such persons also agree to this pledge of confidentiality, (ii) to state and federal taxing authorities, and
(iii) as legally required when compelled by applicable law (i.e. under subpoena) and then only under the procedures set forth in section 8 of this RELEASE. SEARSON acknowledges that confidentiality is a key and material provision of this RELEASE and that a violation of this provision could result in


                                     - 5 -
                                                         EMPLOYEE'S INITIALS ___
significant consequences to COMPANY and shall be considered a material breach of the RELEASE, providing COMPANY with all available remedies under law.

      12. SEARSON agrees that he will cooperate with COMPANY with regard to defending or prosecuting any future claims, lawsuits or actions which arose during SEARSON'S employment with COMPANY, which may require SEARSON'S testimony, deposition, or advice.

      13. SEARSON expressly states that he has read this RELEASE and understands all of its terms. SEARSON represents and acknowledges that he has not relied on any oral or other extraneous representations in agreeing to execute this RELEASE and that this RELEASE is executed voluntarily and with full knowledge of its significance.

      14. ACKNOWLEDGEMENTS:

            (a) SEARSON understands, represents and acknowledges that COMPANY has given him twenty-one (21) days to consider whether or not to execute this RELEASE;

            (b) SEARSON understands, represents and acknowledges that he has been encouraged to consult with a financial advisor, accountant, attorney and/or other advisor before deciding whether or not to sign this RELEASE. COMPANY encourages SEARSON to seek legal counsel before entering into this RELEASE.

            (c) After executing this RELEASE, SEARSON understands, represents and acknowledges that he has seven (7) calendar days from the date of execution ("revocation period") to revoke his agreement to the terms of this RELEASE. The parties agree and understand that any revocation under this provision must be in writing and received (facsimile acceptable) by Shauna Pompei, V.P. Compensation and Benefits, 2500 Del Monte Street, West Sacramento, CA 95691 (facsimile - 916-373-2434), by 11:59 p.m. on the last day of the revocation period; and

            (d) that in exchange for the consideration given to SEARSON in this RELEASE, SEARSON is waiving any known or unknown claims for age discrimination including, but not


                                     - 6 -
                                                         EMPLOYEE'S INITIALS ___
      limited to, claims for age discrimination under the California Fair Employment and Housing Act and Federal Age Discrimination in Employment Act.

      15. This RELEASE is the entire agreement between the parties related to the subject matter of the RELEASE as well as the termination of SEARSON'S employment with MTS, Incorporated. This RELEASE may not be modified or changed in any manner nor may any provision of it or any legal remedy with respect to it be waived except by a writing signed by SEARSON and the then current Chief Executive Officer of the Company.

      16. This RELEASE shall be construed under the laws of the State of California. Venue for any dispute, mediation or arbitration related to this RELEASE shall be in Sacramento County, California.

      17. Dispute Resolution, Claims Related to Release

      Employee and Company agree that any future dispute over this RELEASE, its terms, or its enforceability shall be resolved under the following procedures:

            (a) The party making a claim or grievance shall present such claim or grievance and the relief requested to the other party in writing.

            (b) If the other party does not agree to the relief requested or otherwise satisfy the demand of the party claiming to be aggrieved, the parties shall submit the dispute to non-binding mediation before a mediator jointly selected by the parties. If the parties cannot agree on a mediator, a mediator shall be appointed by the Judicial Arbitration and Mediations Service (JAMS). The costs of the mediation shall be borne equally by the parties. All applicable statutes of limitations shall be tolled starting from the time period that the written submission to mediation is received by JAMS and ending either exactly six months later or five (5) business days after the mediation is completed, whichever comes first.

            (c) If the mediation does not produce a resolution of the dispute, the parties agree that the dispute shall be resolved by final and binding arbitration. Any such dispute shall be submitted to the American Arbitration Association for binding arbitration unless the parties agree to another arbitration forum in writing. The arbitration shall be conducted by an arbitrator approved and agreed to by both parties, or if no agreement can be reached, then selected in accordance with the Employment Rules of the American Arbitration Association. The arbitrator shall have the authority to resolve the dispute and interpret the RELEASE. The arbitrator shall not have authority to add to, modify, blue-line, change or disregard any lawful terms of this Agreement or to issue an award that is contrary to California law. The prevailing party in any such controversy or claim shall be entitled to reasonable attorneys' fees for actual hours worked at a reasonable rate, without any premium or multiplier. The parties shall share in the cost of the arbitration equally, unless otherwise ordered by the arbitrator for good cause. The parties agree to submit their portion of the filing/forum fees directly to the arbitrator/arbitration forum.

            (d) Arbitration shall be the exclusive final remedy for any dispute between the parties relating to the breach, enforceability, or interpretation of this RELEASE.

      18. Dispute Resolution - Claims Not Related to Release

      SEARSON and COMPANY agree that in the event there are any future disputes between the parties related to SEARSON's employment by the COMPANY but not related to the enforceability, breach, or interpretation of this RELEASE, said disputes shall be resolved as indicated in the preceding section, except that if mediation is unsuccessful the dispute shall be resolved through the appropriate court of law, without a jury, instead of the arbitration provisions above. The parties recognize that they are both waiving certain rights to trial by jury, and do so knowingly in order to hasten the resolution of any such dispute and minimize costs. The prevailing party in any such controversy or claim shall be entitled to reasonable attorneys' fees for actual hours worked at a reasonable rate, without any premium or multiplier.

      19. SEARSON and COMPANY understand and agree that if any provision of this RELEASE is found to be unenforceable, all other portions shall remain fully enforceable to the extent permitted by law.


                                     - 8 -
                                                         EMPLOYEE'S INITIALS ___

           PLEASE READ CAREFULLY - RELEASE OF KNOWN AND UNKNOWN CLAIMS

         I agree to all of the foregoing without reservation.

      Executed at ________________________, this ____ day of ____________,2002.


                                            ____________________________________

                                            DEVAUGHN D. SEARSON

      Executed at ________________________, this ____ day of ____________,2002.


                                            MTS, INCORPORATED

                                            ____________________________________
                                            By:
                                            Its:

                 CERTIFICATE OF ACKNOWLEDGMENT OF NOTARY PUBLIC

STATE OF CALIFORNIA         )
                            )        ss:
COUNTY OF                   )

      ON December __, 2002, DEVAUGHN D. SEARSON appeared before me, the undersigned, personally appeared, personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed the within instrument, and that be his signature on the instrument, the person executed the instrument. I declare under penalty of perjury that the person whose name is subscribed to this instrument appears to be of sound mind and under no duress, fraud, or undue influence.

         WITNESS my hand and official seal.

         _________________________________________
                                     Notary Public

                 CERTIFICATE OF ACKNOWLEDGMENT OF NOTARY PUBLIC

STATE OF CALIFORNIA                  )
                                     )        ss:
COUNTY OF                            )

      ON December__, 2002, ________________appeared before me, the undersigned, personally appeared, personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed the within instrument, and that be his signature on the instrument, the person executed the instrument. I declare under penalty of perjury that the person whose name is subscribed to this instrument appears to be of sound mind and under no duress, fraud, or undue influence.

          WITNESS my hand and official seal.

         _________________________________________
                                    Notary Public


                                     - 9 -
                                                         EMPLOYEE'S INITIALS ___

                                    EXHIBIT A

Proprietary Periods:
>
>   Fiscal 98 - year end
>
>   Fiscal 99 - year end
>
>   Fiscal 00 - Quarterly
>
>   Fiscal 01 - Monthly
>
>   Fiscal 02 - Monthly
>
>   Fiscal 03 - August/September
>
>
> Proprietary data:
>
>   Bank Progress Reports ( begins May 01) and support data i.e.
> initiative calculations/restructuring costs/translation gains or losses
>   Bank Compliance Certificates and supplemental reports i.e.
> collateral exhibits/forecasted balance sheet items
>   Consolidated/Consolidating Balance Sheets
>   Consolidated/Consolidating Income Statements
>   Consolidated Cash Flow
>   Consolidated Shareholders Equity
>   Consolidating Trial Balance
>   Account group analytics (comparative monthly/quarter/annual as
> applicable):
>        MTS
>        TRKK
>        U.K.
>        Ireland
>        Bayside
>        Tower Direct
>        Singapore/Taiwan/Canada/Argentina if applicable
>   Conversion spread sheets:
>        TRKK
>        U.K.
>        Ireland
>        Singapore/Taiwan/Canada/Argentina if applicable


                                     - 10 -
                                                         EMPLOYEE'S INITIALS ___

>   Inventory/Gross Profit reconciliation to General Ledger
>   Comp. Sales Reports
>   Operating Budgets (FYE 96 - 02)
>   Budget variance reports (fye 02)
>   Store EBITDA report (fye 02)
>   Store square footage reports (fye 02)
>   CIT 3 year forecasts
>   Current Restructuring Alternatives (PWC 05-07-02)
>   Presentation to Management (Chilmark 07-12-01)
>   MTS, Inc. Proposed Operating Plan (Betsy's Draft 11-01-02)
>
> Of the listed items not all items are represented each month i.e.
> quarterly/year end analytics would be in more detail than monthly.
>
> Quasi Public Data:
>
>   Presentation to Vendor Committee (08-21-01)
>   Investor Presentation (01-98 Bonds)
>   Information Memorandum (09-97 Senior Secured)
>   Lender Meeting Presentation (09-97 Senior Secured)
>   MTS Offering Memorandum (04-98 Bonds)
>   Prospectus - Offer to Exchange (Bonds 09-14-98)
>   Proposal to Bank Group (06-06-02)
>   Tower Records KK  Confidential Information Memorandum (09-01)
>
> Other:
>
>   Investment Banks introduction materials i.e. Chase, Jefferies, UBS
> Warburg, Credit Suisse, etc.  Non-proprietary in nature based off
> public information.
>
> Not Listed:
>
>   Public Information available through SEC or EDGAR
>
> Equipment (purchased):
>
>   Dell T3000 P.C.
>   Dell Terminal and Keyboard
>   Laser Jet Printer
>>  Lap Top P.C.


                                     - 11 -
                                                         EMPLOYEE'S INITIALS ___

                             SUPPLEMENTAL AGREEMENT

      This AGREEMENT is between DEVAUGHN SEARSON, on one hand, and MTS INCORPORATED, on the other hand. This Agreement ("AGREEMENT") supplements the SEVERANCE AGREEMENT AND GENERAL RELEASE OF ALL CLAIMS ("SEVERANCE AGREEMENT") presented to DeVAUGHN D. SEARSON ("SEARSON") on December 20, 2002 and executed on _________ __, 2002 ("Execution Date").

      If SEARSON does not exercise his right to revoke the SEVERANCE AGREEMENT pursuant to section 14(c) of the SEVERANCE AGREEMENT, MTS INCORPORATED ("MTS" or "COMPANY") agrees to pay SEARSON the sum of one million dollars ($1,000,000.00), less applicable payroll deductions, pursuant to Exhibit A. Payment shall be made available to SEARSON within fourteen (14) calendar days after the Execution Date or ten (14) calendar days after this Agreement is fully executed by both parties, whichever is later.

      COMPANY makes no representations as to the taxable status of the consideration paid pursuant to this RELEASE. SEARSON agrees to be solely responsible for characterizing, allocating and reporting to taxing agencies the consideration stated herein, and for paying any taxes, assessments, charges or penalties that may be attributable to the consideration. In addition, SEARSON agrees to indemnify the COMPANY for any and all tax liability, interest, or penalties that COMPANY is assessed because of a determination by any taxing entity that withholding was not proper for the payment made pursuant to this AGREEMENT.

      SEARSON agrees that he shall keep the terms of this AGREEMENT, including the amount of consideration paid under this AGREEMENT, CONFIDENTIAL, and he promises and covenants that from the date of execution of this AGREEMENT forward he shall not disclose, publicize, or cause to be disclosed or publicized in any manner, directly or indirectly, the terms or conditions of this AGREEMENT except
(i) to his accountants, auditors, insurance agents, insurance companies or adjusters, financial advisors, attorneys, and spouse, provided SEARSON first ensures that such persons also agree to this pledge of confidentiality, (ii) to state and federal taxing authorities, and (iii) as legally required when compelled by applicable law (i.e. under subpoena). SEARSON acknowledges that confidentiality is a key and material provision of this AGREEMENT and that a violation of this provision could result in significant consequences to COMPANY and shall be considered a material breach of this AGREEMENT, providing COMPANY with all available remedies under law.

      SEARSON expressly states that he has read this AGREEMENT and understands all of its terms. SEARSON represents and acknowledges that he has not relied on any oral or other extraneous representations in agreeing to execute this AGREEMENT and that this AGREEMENT is executed voluntarily and with full knowledge of its significance. SEARSON has been given the opportunity to review this AGREEMENT with an attorney.

      Should SEARSON attempt to challenge any portion of this AGREEMENT, SEARSON agrees that he must deliver a certified or cashier's check to the COMPANY equal to all monetary benefits he has received pursuant to this AGREEMENT before challenging this AGREEMENT. COMPANY shall deposit the amount that SEARSON has repaid in a separate interest bearing escrow account pending the determination of the dispute/grievance. The money in escrow will be distributed at the end of the dispute/grievance in accordance with the parties' agreement, or if no agreement is reached, then in accordance with the arbitrator's decision.

      SEARSON and COMPANY agree that any future dispute over this AGREEMENT, its terms, or its enforceability shall be resolved under the following procedures:

            (a) The party making a claim or grievance shall present such claim or grievance and the relief requested to the other party in writing.

            (b) If the other party does not agree to the relief requested or otherwise satisfy the demand of the party claiming to be aggrieved, the parties shall submit the dispute to non-binding mediation before a mediator jointly selected by the parties. If the parties cannot agree on a mediator, a mediator shall be appointed by the Judicial Arbitration and Mediations Service (JAMS). The costs of the mediation shall be borne equally by the parties. All applicable statutes of limitations related to the grievance shall be tolled beginning on the date that any party sends written notice to JAMS submitting the grievance to mediation and ending five (5) business days after the mediation is completed or six (6) months after the claim is submitted to JAMS for mediation, whichever comes first.

            (c) If the mediation does not produce a resolution of the dispute, the parties agree that the dispute shall be resolved by final and binding arbitration. Any such dispute shall be submitted to the American Arbitration Association for binding arbitration, unless the parties agree in writing to another arbitration forum. The arbitration shall be conducted in Sacramento County by an arbitrator approved and agreed to by both parties, or if no agreement can be reached, then selected in accordance with the Employment Rules of the American Arbitration Association. The arbitrator shall have the authority to resolve the dispute and interpret this AGREEMENT. The arbitrator shall not have authority to add to, modify, blue-line, change or disregard any lawful terms of this AGREEMENT or to issue an award that is contrary to California law. The prevailing party in any such controversy or claim shall be entitled to reasonable attorneys' fees for actual hours worked at a reasonable rate, without any premium or multiplier. The parties shall share in the cost of the arbitration equally, unless otherwise ordered by the arbitrator for good cause. The parties agree to each pay their portion of the filing and forum fees directly to the Arbitrator/Arbitration organization.

            (d) Binding arbitration shall be the exclusive final remedy for any dispute between the parties relating to the breach, enforceability, or interpretation this AGREEMENT.

      This AGREEMENT may not be modified or changed in any manner nor may any provision of it or any legal remedy with respect to it be waived except by a writing signed by SEARSON and the then current Chief Executive Officer or President of the Company. This AGREEMENT shall not be effective unless actually signed by BOTH SEARSON and a representative of MTS INCORPORATED actually authorized to enter into this Agreement in the signature line immediately below this paragraph.

         We agree to all of the foregoing without reservation.


      Executed at ________________________, this ____ day of ____________,2002.


                                            ____________________________________

                                            DEVAUGHN D. SEARSON

      Executed at ________________________, this ____ day of ____________,2002.


                                            MTS, INCORPORATED

                                            ____________________________________
                                            By:
                                            Its:

                 CERTIFICATE OF ACKNOWLEDGMENT OF NOTARY PUBLIC

STATE OF CALIFORNIA            )
                               )        ss:
COUNTY OF                      )

      ON DECEMBER __, 2002, DeVAUGHN D. SEARSON appeared before me, the undersigned, personally appeared, personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed the within instrument, and that be his signature on the instrument, the person executed the instrument. I declare under penalty of perjury that the person whose name is subscribed to this instrument appears to be of sound mind and under no duress, fraud, or undue influence.

         WITNESS my hand and official seal.


         _________________________________________
         Notary Public

                 CERTIFICATE OF ACKNOWLEDGMENT OF NOTARY PUBLIC

STATE OF CALIFORNIA            )
                               )        ss:
COUNTY OF                      )

      ON DECEMBER __, 2002, _________________appeared before me, the undersigned, personally appeared, personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed the within instrument, and that be his signature on the instrument, the person executed the instrument. I declare under penalty of perjury that the person whose name is subscribed to this instrument appears to be of sound mind and under no duress, fraud, or undue influence.

         WITNESS my hand and official seal.


         _________________________________________
         Notary Public